Exhibit 99.1

BioHiTech Global
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, New York 10977

FOR IMMEDIATE RELEASE

BioHiTech Global Reports Second Quarter 2017 Results

•	Q2 revenue increased by 22% to $549,000 with gross profit margin increasing by 11 percentage points to 31%

•	Company continued to advance the commercialization of its cost-effective and environmental responsible waste management technologies

CHESTNUT RIDGE, NY – August 15, 2017 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (OTCQB: BHTG), a green technology company that develops and deploys innovative and disruptive waste management technologies, reported financial results for the second quarter of 2017 ended June 30, 2017.

Business Highlights

•	Secured 12 acre site in New York State for its 2nd HEBioT waste disposal facility – Entered into a contract with the Town of New Windsor, New York for the acquisition of a 12 acre site planned for the company’s second Resource Recovery Facility utilizing the proprietary HEBioT technology. BioHiTech's HEBioT facilities provide a cost-effective alternative to traditional waste disposal that results in a significant reduction in landfill usage and the production of an EPA recognized solid recovered fuel. The Company also owns a minority interest in the nation’s first HEBioT facility expected to begin generating revenue in the first half of 2018.

•	Delivered the 100th Eco-Safe Digester® to the Federal Bureau of Prisons – The Federal Bureau of Prisons took receipt of its 100th Eco-Safe Digester unit and is now diverting an estimated 44 million pounds of food waste from landfills annually with BioHiTech's sustainable waste disposal solution.

•	Scheduled initial production order for 100 units of its new Revolution Series™ Digesters – The Company began the marketing launch of its new line of Revolution Series Digesters at the RFMA tradeshow in early March. Due to extremely favorable market response, the Company scheduled an initial production order of 100 units in June. The Company expects to receive delivery of the first units in August and to begin field deployments beginning in Q3 2017. The Revolution Series Digesters are a compact, cost-effective, easy to install and environmentally friendly on-site food waste disposal solution targeting a large market segment of the food services industry.

•	Continued the development of its cloud-based smart technology for supply chain management and enhanced machine performance – The Company completed the software development and testing of its new BHTG Smart Mode technology to intelligently drive its digester equipment in order to optimize performance and reduce servicing downtime. Subsequent to the end of Q2 2017, BioHiTech filed for a provisional patent on this new technology.

“We continue to lay the foundation for establishing our company as the premier provider of cost-effective and environmentally friendly technology solutions for waste management,” said Frank E. Celli, CEO of BioHiTech. “We are excited about the initial response to the launch of our Revolution Series Digesters and believe these units will prove to be a game changer for the company in the coming years as we have now opened a large underserviced segment of the food service and hospitality market. We have also made tremendous progress in the quarter toward the development of a HEBioT facility in New York through the land purchase contract with New Windsor. New York state is the largest exporter of waste in the US and our proven technology provides a solution that can reduce landfill waste by as much as 80% in addition to producing solid recovered fuel. As we move through the remainder of 2017, we will continue to progressively deploy our technology solutions for waste and supply chain management as we work to drive accelerating revenue growth for the benefit of our stockholders.”

Q2 Financial Highlights

Revenue: Revenue in Q2 2017 was $549,000, a 22% increase compared to revenue of $451,000 in Q2 2016. Recurring rental, service and maintenance grew by 11% and represented 67% of total revenue. Revenue from equipment sales rose by 53% to reach $182,000. This significant improvement in equipment sales was primarily due to an increase in reseller activity supporting educational and hospitality customers.

Gross Profit: Q2 2017 gross profit was $170,000, an 89% increase compared to gross profit of $90,000 in Q2 2016. Gross profit margin increased by 11 percentage points to reach 31%. Rental, service and maintenance gross profit margin increased by 3 percentage points to 26%. Equipment sales gross profit margin increased 31 percentage points to reach 42% due to increased domestic sales and a change in the models sold.

Operating Expenses: Q2 2017 operating expenses increased by 3% to $1.7 million compared to $1.6 million in Q2 2016. The increase was primarily driven by a continued focus on professional services supporting investor relations and marketing, offset in part by a decrease in SG&A.

Operating Loss: Q2 2017 operating loss improved by 3% to a loss of $1.5 million due to increased gross profit offset by a lesser increase in operating expenses.

Net Loss: Q2 2017 net loss was $1.9 million, a 9% increase compared to net loss of $1.7 million in Q2 2016. The increase in net loss was due to an increase in interest expense in excess of the improvement in operating loss.

Year to Date June 30, 2017

Revenue: In the first half, 2017 revenue was $1,140,000, a 25% increase compared to revenue of $914,000 in 2016. Recurring rental, service and maintenance grew by 14% and represented 64% of total revenue. Revenue from equipment sales rose by 50% to reach $415,000. This significant improvement in equipment sales was primarily due to an increase in reseller activity supporting educational and hospitality customers in the second quarter and international activity in the first quarter.

Gross Profit: In the first half, 2017 gross profit was $369,000, an 81% increase compared to gross profit of $204,000 in Q2 2016. Gross profit margin increased by 10 percentage points to reach 32%. Rental, service and maintenance gross profit margin increased by 6 percentage points to 27%. Equipment sales gross profit margin increased 16 percentage points to reach 42% due to increased domestic sales and a change in the models sold.

Operating Expenses: In the first half, 2017 operating expenses increased by 12% to $3.6 million compared to $3.2 million in 2016. The increase was primarily driven by a continued focus on professional services supporting investor relations and marketing, offset in part by a decrease in SG&A.

Operating Loss: In the first half, 2017 operating loss increased by 8% to a loss of $3.2 million due to increased operating expenses relating to professional services supporting investor relations offset in part by decreases in other professional fees and SG&A. Net cash used in operating activities decreased to $2.2 million in the six months ended June 2017 compared to $3.0 million in the six months ended June 2016.

Net Loss: In the first half, 2017 net loss was $3.9 million, a 17% increase compared to net loss of $3.3 million in 2016. The increase in net loss was due to an increase in interest expense and an increase in the operating loss.

Brian C. Essman, CFO commented, "We are pleased to have achieved continued quarter over quarter top line revenue growth in Q2 2017. More importantly, gross profit margin expanded for both rental and equipment sales. SG&A expenses decreased slightly in Q2 2017 and net cash used in operating activities decreased substantially as we continue to work to prudently manage our resources while we grow our business. We expect our Revolution Series digesters to begin contributing revenue in Q4 2017 and build progressively throughout 2018. As we move through the second half of 2017, we intend to continue to move forward with our aggressive long term growth plans to deliver substantial value for our stockholders.”

About BioHiTech Global

BioHiTech Global (OTCQB: BHTG), “The Company” headquartered in Chestnut Ridge NY, develops and deploys innovative and disruptive waste management technologies. The combined offerings of BioHiTech Global offer our customers a full suite of technology based disposal options capable of having a significant impact on waste generation while providing a true zero landfill environment. With options for both on and off site biological treatment of waste, BioHiTech Global is a leader in zero waste solutions for businesses and municipalities. For more information, please visit www.biohitechglobal.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

Director, Corporate Communications

Direct: 845-262-1081

lgiovannielli@biohitech.com

www.biohitechglobal.com

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Rental, service and maintenance	$366,812	$331,692	$725,348	$637,555
Equipment sales	182,405	119,589	414,549	276,454
Total revenue	549,217	451,281	1,139,897	914,009
Cost of revenue
Rental, service and maintenance	272,757	254,617	531,697	505,727
Equipment sales	106,664	106,717	239,154	204,173
Total Cost of revenue	379,421	361,334	770,851	709,900
Gross profit	169,796	89,947	369,046	204,109
Operating expenses
Selling, general and administrative	1,057,223	1,159,598	2,121,852	2,188,248
Research and development	216,822	235,164	404,324	419,095
Professional fees	364,227	201,889	1,013,850	537,734
Depreciation and amortization	28,335	29,174	58,107	54,948
Total operating expenses	1,666,607	1,625,825	3,598,133	3,200,025
Loss from operations	(1,496,811)	(1,535,878)	(3,229,087)	(2,995,916)
Other expense (income)
Equity loss in affiliate	5,916	-	5,916	-
Loss on change in fair value of warrants	1,999	-	1,999	-
Interest income	-	(2,713)	-	(3,068)
Interest expense	374,175	185,566	670,432	334,725
Total other expense	382,090	182,853	678,347	331,657
Net loss	(1,878,901)	(1,718,731)	(3,907,434)	(3,327,573)
Other comprehensive (loss) income
Foreign currency translation adjustment	(21,340)	(1,506)	(28,504)	6,400
Comprehensive loss	$(1,900,241)	$(1,720,237)	$(3,935,938)	$(3,321,173)

Net loss per share - basic and diluted	$(0.23)	$(0.21)	$(0.47)	$(0.40)
Weighted average number of common shares outstanding - basic and diluted	8,322,086	8,229,712	8,276,154	8,229,712

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
	2017	2016
Assets
Current Assets
Cash	$150,457	$325,987
Accounts receivable, net	137,173	140,130
Inventory	410,663	706,017
Prepaid expenses and other current assets	44,782	21,865
Total Current Assets	743,075	1,193,999
Equipment on operating leases, net	1,178,007	1,023,404
Equipment, fixtures and vehicles, net	48,098	54,356
Intangible assets, net	219,233	267,042
Investment in Entsorga West Virginia, LLC	1,028,112	-
MBT facility development costs	74,966	-
Other assets	13,500	13,500
Total Assets	$3,304,991	$2,552,301
Liabilities and Stockholders' Deficit
Current Liabilities:
Line of credit	$2,463,736	$2,463,736
Accounts payable	1,380,348	1,197,277
Accrued expenses	584,086	522,727
Accrued interest payable	733,397	411,917
Accrued interest payable in cash or common stock	389,333	-
Deferred revenue	88,384	61,879
Notes payable	100,000	100,000
Notes payable - related party	275,000	275,000
Convertible note, net of deferred financing cost of $12,982 and original issue discounts of $47,007	160,011	-
Convertible notes, including related party of $640,000, net of original issue discounts of $219,265	720,735	-
Advance from related party	593,527	1,213,027
Customer deposits	30,094	36,131
Long-term debt, current portion	7,143	8,525
Total Current Liabilities	7,525,794	6,290,219
Promissory note - related party	4,500,000	2,500,000
Long-term debt, net of current portion	8,201	11,048
Long-term accrued interest payable in cash or common stock	86,485	253,000
Unsecured subordinated mandatorily convertible notes, including related parties of 1,750,000, and $3,800,000, net of deferred financing costs of $69,898 and $118,866 as of June 30, 2017 and December 31, 2016, respectively	5,655,102	4,956,134
Total Liabilities	17,775,582	14,010,401
Commitments and Contingencies
Stockholders' Deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value, 40,000,000 shares authorized, 8,352,712 shares issued and outstanding as of June 30, 2017; 20,000,000 shares authorized, 8,229,712 shares issued and outstanding as of December 31, 2016	835	823
Additional paid in capital	10,527,759	9,604,324
Accumulated deficit	(24,979,600)	(21,072,166)
Accumulated other comprehensive (loss) gain	(19,585)	8,919
Total Stockholders' Deficit	(14,470,591)	(11,458,100)
Total Liabilities and Stockholders' Deficit	$3,304,991	$2,552,301

BioHiTech Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net loss:	$(3,907,434)	$(3,327,573)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	202,064	205,268
Provision (recovery) - bad debts	29,212	61,743
Stock based employee compensation	230,981	350,632
Fees paid in stock and warrants	518,267	-
Interest resulting from amortization of financing costs and discounts	71,903	-
Equity loss in affiliate	5,916
Change in fair value of warrant liability	1,999
Changes in operating assets and liabilities	693,725	(269,317)
Net cash used in operations	(2,153,367)	(2,979,247)

Cash flow from investing activities:
Sale of used machinery and equipment	13,352	-
Investment in Entsorga West Virginia, LLC	(1,034,027)	-
Increase in MBT facility development costs	(74,966)	-
Purchases of equipment, fixtures and vehicles	(4,040)	(3,825)
Net cash used in investing activities	(1,099,681)	(3,825)

Cash flows from financing activities:
Net change in line of credit	-	(25,017)
Proceeds from convertible notes with warrants and beneficial conversion feature	200,000	-
Proceeds from series convertible notes with warrants and beneficial conversion feature	270,000
Proceeds from series convertible notes	150,000	3,250,000
Deferred financing costs incurred	(16,000)	(132,391)
Repayments of long-term debt	(4,228)	(4,097)
Related party:
Net decrease in advances	1,169,527	(531,973)
Proceeds from promissory notes	786,973	790,000
Repayments of promissory notes	-	(200,000)
Proceeds from convertible notes	500,000	-
Net cash provided by financing activities	3,056,272	3,146,522
Effect of exchange rate on cash	21,246	27,473
Net change in cash	(175,530)	190,923
Cash - beginning of period	325,987	39,196
Cash - end of period	$150,457	$230,119